CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated November 1, 2025 as amended and restated June 30, 2026, and included in this Post-Effective Amendment No. 124 on the Registration Statement (Form N-1A, Registration No. 333-201935) of Principal Exchange-Traded Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 22, 2025, with respect to the financial statements of Principal Active High Yield ETF, Principal Capital Appreciation Select ETF, Principal Focused Blue Chip ETF, Principal International Equity ETF, Principal Investment Grade Corporate ETF (formerly the Principal Investment Grade Corporate Active ETF), Principal Quality ETF, Principal Real Estate Active Opportunities ETF, Principal Spectrum Preferred Securities Active ETF, Principal Spectrum Preferred and Income ETF (formerly the Principal Spectrum Tax-Advantaged Dividend Active ETF), Principal U.S. Mega-Cap ETF, Principal U.S. Small-Cap ETF, Principal Value ETF (12 of the portfolios constituting Principal Exchange-Traded Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 30, 2026